DEM

Sub-Item 77Q1 (a)

Agreement and Declaration of Trust effective as of March 18, 2009 is incorporated herein by reference to Amendment No. 25 to Registration Statement on Form N-1A (811-7440) filed on October
30, 2009.

Bylaws as adopted March 18, 2009 are incorporated herein by reference to Amendment No. 25 to Registration Statement on Form
N-1A (811-7440) filed on October 30, 2009.